Exhibit 10.19

Your 20XX Long-Term Incentive Award
Performance. Results. Rewards.

Name:
Grant Date:

About This Statement
This personalized statement shows your 20XX Award under the United Technologies Corporation Long-Term Incentive Plan, as amended (the “LTIP”). The Award shown in this statement is subject to the terms and conditions of the LTIP.

As an __ executive, you receive your Long-Term Incentive Plan award value in three parts:
■ «SAR_»% in Stock Appreciation Rights (“SARs”)
■ «RSU_»% in Restricted Stock Units (“RSUs”)
■ «PSU_»% in Performance Share Units (“PSUs”)

Your 20XX Long-Term Incentive Plan Award
How the Award Is Distributed:

Type	Number of Units	Grant Price	Estimated Present Value	Vesting Date	Expiration Date
SARs
RSUs[1]
PSUs[2]
Total Estimated Present Value:
1-RSUs include any RSUs received as a result of an LTI Choice election. 20XX LTIP RSUs will earn dividends reinvested as additional RSUs during the vesting period.
2-PSU vesting occurs following approval of the performance score by the Committee on Compensation & Executive Development of the UTC Board of Directors in early 20XX.

Performance Targets: ■ Three-year Earnings Per Share (“EPS”) Compound Annual Growth Rate (“CAGR”)[3]
                                      ■ Three-year quarterly average Return on Invested Capital (“ROIC”)[3]
                                      ■ Relative three-year cumulative Total Shareholder Return (“TSR”) vs. the S&P 500 Index

PSU Performance Metrics[4]	Weighting	UTC Achievement			PSU Vesting
		Threshold	Target	Maximum	Threshold	Target	Maximum
EPS Growth
ROIC
Relative TSR
3-Diluted EPS and ROIC are based on continuing operations adjusted for restructuring, nonrecurring and other significant defined non-operational items when necessary to preserve the validity of measured performance.  Refer to the PSU Schedule of Terms for details on how Diluted EPS and ROIC are calculated.
4-Measurement Period: January 1, 20XX through December 31, 20XX.

How to Accept Your Award
You will receive an email from UBS in early March 20XX alerting you that your Award has posted to your UBS account. You must acknowledge and accept the terms and conditions of your Award electronically via UBS One Source. You can access the UBS One Source site from any computer (using your UBS Participant ID and PIN) at http://www.ubs.com/onesource/utx.

First time Award recipients will receive their UBS Participant ID from UTC’s Stock Plan Administrator and their temporary password from UBS.

If you do not accept your Award on-line at UBS One Source by June 1, 20XX, your Award will be forfeited.

The award shown in this statement is nontransferable and is subject to the terms and conditions of the United Technologies Corporation Long-Term Incentive Plan, as amended. I acknowledge this statement of award, the 2017 Schedule of Terms and the LTIP. I understand that I am accepting this award subject to the 2017 Schedule of Terms and the LTIP. In accepting this award, I accept responsibility for any tax liabilities associated with this award at the time of grant, lapse, exercise and/or sale. I authorize the Company, its Affiliates and its third party administrators to collect, use, process, transfer, and hold my personal data, in electronic or other form, as required for the implementation, administration and management of this award and the LTIP within or outside the country in which I reside or work.